I. INTRODUCTION

A. LEGG MASON'S ENGAGEMENT Legg Mason Wood Walker, Incorporated ("Legg Mason") has been engaged by the Independent Committee of the Board of Directors ("Board") of Project Tigers (the "Company") to provide analysis and its opinion as to the fairness, from a financial point of view, to the holders of the Company's common stock (other than holders who are participants in the transaction), of the amount of consideration to be received by such holders in a proposal presented by the investor group (the "Investor Group"). The Investor Group has offered to pay $9.18 per share to holders of the Company's common stock to acquire all shares it does not currently own in a forward merger. This summary presentation is intended as an overview of our analysis of Project Tigers. It is comprised of the following sections: Valuation Analysis: Comparable public company analysis Comparable M&A transactions analysis Discounted cash flow analysis Leveraged buyout analysis Comparable going private transactions analysis

In connection with our review of the proposed Transaction, we have assumed and relied upon the accuracy and completeness of all financial information supplied to us by or on behalf of the management of the Company, and all publicly available information, and management's assurances that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have not independently verified such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial projections (and the assumptions and bases thereof) provided to us, and we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future operating performance of Project Tigers. Furthermore, we have not made an independent appraisal of any of the assets or liabilities of the Company, nor have we been provided with any such appraisal. Our work is necessarily based upon information made available to us by Company management and economic and other conditions and circumstances as of July 7, 2004. The analysis which Legg Mason performed was based on the most recent financial information provided by the management of the Company. It is understood that subsequent developments may affect our analysis, and that we have no obligation to update, reissue or reaffirm our analysis. This summary of information does not constitute an opinion and is provided for informational purposes only. We believe that our analysis should be considered as a whole, and that selecting portions of our analysis and of the factors considered by us, without considering all factors and analyses, could create a misleading view of the processes underlying our opinion. In our analysis, we made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company. Further, we are not making a recommendation to the shareholders as to whether or not they should tender their shares or seek their statutory dissenters' rights in respect of the Transaction. Also, this analysis does not constitute a recommendation of the Transaction over any other alternative transaction (including the alternative not to effect the Transaction) that may be available to Project Tigers. It is recognized that Legg Mason was engaged to render financial advice solely to the Special Committee of the Board, and that the engagement of Legg Mason is not, and shall not be deemed to be, on behalf of, and is not intended to confer rights of benefits upon any other person or entity. Legg Mason's opinion was directed solely to the Special Committee of the Board. This presentation is not to be quoted or referred to, in whole or in part, in any registration statement, proxy statement or other document to be filed with the Securities and Exchange Commission, nor shall this presentation be used for any other purpose, without the prior written consent of Legg Mason. A. LEGG MASON'S ENGAGEMENT

The investment community's view of Project Tigers: Inconsistent financial performer Driver availability, insurance and diesel fuel prices affect flat bed carriers to a greater degree than dry van and temperature sensitive carriers Market has not validated business model Flat bed carriers at a disadvantage to dry van and temperature sensitive carriers Market capitalization limits institutional involvement B. OVERVIEW OF PROJECT TIGERS

B. OVERVIEW OF PROJECT TIGERS Project Tigers' Closing Stock Price (Trailing 12 Months as of July 7, 2004) ________________________ Note: Source: Bloomberg LP.

B. OVERVIEW OF PROJECT TIGERS ________________________ Note: Source: Bloomberg LP. Based on a 12 month trading volume analysis, 40.0% of Project Tigers shares have traded below $6.00.

Historical and Projected Income Statements ($ in millions) B. OVERVIEW OF PROJECT TIGERS ________________________ Note: 2004-2008 projected income statements provided by Company management.

B. OVERVIEW OF PROJECT TIGERS Historical Income Statements ($ in thousands, except per share data) __________________________________________________ Note: Deprecation and Amortization in FY 1990-1993 are from the Income Statement. For all subsequent periods, Depreciation and Amortization are from the Statement of Cash Flows. Fully Diluted Shares in FY 1990-1992 are calculated by dividing Pro Forma Net Income by Pro Forma Net Income per Share. Equity Value for FY 1990-1993 represents Book Value of Equity and Equity Value for FY 1994 - LTM 2004 represents Market Value of Equity. Net Debt for FY 1990-1991 excludes Cash and Cash Equivalents and Current Maturities of Debt.

B. OVERVIEW OF PROJECT TIGERS Project Tigers' Closing Stock Price (Since IPO) ________________________ Note: Source: Bloomberg LP.

II. VALUATION ANALYSIS

A. SUMMARY ANALYSIS We utilized five approaches to test the fairness of the consideration, including: (i) Comparable Public Company Analysis; (ii) Comparable M&A Transactions Analysis; (iii) Discounted Cash Flow ("DCF") Analysis; (iv) Leveraged Buyout ("LBO") Analysis and (v) Comparable Going Private Transaction Premium Paid Analysis. In addition, we analyzed comparable going private transactions from May 2000 to the present. In this section, we discuss each analysis individually and derive implied share prices for Project Tigers based on each analysis. __________________________________________________ Note: In each valuation analysis we assumed that the number of diluted shares outstanding equals 2,950,653. (a) Mean and median were not used to determine valuation range for the Discounted Cash Flow Analysis and Leveraged Buyout Analysis. Please refer to individual valuation analysis for a detailed explanation as to how the ranges were determined. Summary Valuation Analysis ($ in millions, except per share data)

A. SUMMARY ANALYSIS Summary Valuation Ranges $9.18 Merger Price

B. COMPARABLE PUBLIC COMPANY ANALYSIS A comparable public company analysis utilizes publicly available financial data and stock market performance data of publicly traded companies in the same or similar business as the Company. We calculated the implied multiples of the public companies and applied them to Project Tigers' financial results. This analysis illustrates how financial markets may value businesses in the same economic and market environment based on varying financial performance. Typically, we review enterprise value as a multiple of EBITDA and EBIT and equity value as a multiple of 2004(E) and 2005(E) earnings per share and book value. Results of these analyses led us to select EBITDA analysis and 2004(E) and 2005(E) earnings per share analysis as most comparable to Project Tigers.

B. COMPARABLE PUBLIC COMPANY ANALYSIS We selected nine publicly traded truckload companies that we considered most comparable to Project Tigers. We eliminated three potential comparable public companies - (1) Landstar System, Inc. (Nasdaq: LSTR); (2) Swift Transportation Co., Inc. (Nasdaq: SWFT); and (3) Werner Enterprises, Inc. (Nasdaq: WERN) - because of market capitalization and scope differences. All three excluded companies have a market capitalization greater than $1 billion. The rest of the comparable companies, like Project Tigers, have equity market capitalizations under $300 million, creating an illiquidity discount in trading multiples. Since Landstar, Swift and Werner are actively traded, no discount is applied to their multiples. The three excluded companies also have a dense nationwide scope that does not fit Project Tigers' scope. While we determined that Celadon Group, Inc. (Nasdaq: CLDN), Covenant Transport, Inc. (Nasdaq: CVTI), Frozen Food Express Industries, Inc. (Nasdaq: FFEX), Marten Transport, Ltd. (Nasdaq: MRTN), P.A.M. Transportation Services, Inc. (Nasdaq: PTSI), Smithway Motor Xpress, Inc. (Nasdaq: SMXC), Transport Corporation of America, Inc. (Nasdaq: TCAM), USA Truck, Inc. (Nasdaq: USAK) and U.S. Xpress Enterprises, Inc. (Nasdaq: XPRSA) were the most appropriate comparable public companies, there is no direct public comparable company for Project Tigers. The closest public comparable companies are Frozen Food Express Industries, Inc. (Nasdaq: FFEX), Smithway Motor Xpress, Inc. (Nasdaq: SMXC) and Transport Corporation of America, Inc. (Nasdaq: TCAM). These companies, like Project Tigers, are characterized by: Lack of research analyst coverage Low trading volume Small market capitalization

B. COMPARABLE PUBLIC COMPANY ANALYSIS Summary Comparison of Operating and Valuation Data for Selected Companies within the Trucking Industry ($ in millions, except per share data) ________________________ Notes: Source: Company data , First Call, and Legg Mason Research estimates. Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest. Legg Mason estimates for those rated and First Call mean estimates for unrated securities. 2004E P/E divided by First Call mean 3-5 year growth rate. Assumes $9.18 offer price. Excludes non-recurring items. Calculations may vary due to rounding.

B. COMPARABLE PUBLIC COMPANY ANALYSIS ________________________ Note: The valuation ranges produced from (a) EBIT multiples and (b) Book Value multiples produced valuation ranges that were not meaningful. Comparable Public Company Analysis resulted in: (a) LTM EBITDA multiples of 4.7x, (b) 2004 Estimated Net Income multiples between 17.3x to 17.9x and (c) 2005 Estimated Net Income multiples between 13.3x to 13.4x. Comparable Public Company Analysis Summary - LTM EBITDA ($ in millions, except per share data) Comparable Public Company Analysis Summary - Estimated Net Income ($ in millions, except per share data) 2005 Estimated Income 2004 Estimated Income

C. COMPARABLE M&A TRANSACTIONS ANALYSIS A comparable M&A transactions analysis utilizes change of control transactions, and the resulting implied enterprise value multiples, involving companies in the same or similar business as the Company. We utilized this analysis for Project Tigers, and we analyzed the acquisitions of publicly traded and privately held targets and applied the range of multiples of these transactions to the financial results of Project Tigers. In this analysis, we identified 23 M&A transportation transactions. However, each of the transactions identified has characteristics that differentiate it from Project Tigers. We selected ten transactions that were most comparable to Project Tigers based on transaction size. However, we discount this analysis metric due to the fact that there are no pure-play flat bed carriers in the M&A transaction universe.

C. COMPARABLE M&A TRANSACTIONS ANALYSIS Comparison Multiples for Selected Transactions within the Trucking Industry ($ in millions, January 1, 1998 - Present) ________________________ Note: Non-shaded transactions excluded from min, mean, median and max calculations.

C. COMPARABLE M&A TRANSACTIONS ANALYSIS Comparison Multiples for Selected Transactions within the Trucking Industry ($ in millions, January 1, 1998 - Present) ________________________ Note: Non-shaded transactions excluded from min, mean, median and max calculations.

C. COMPARABLE M&A TRANSACTIONS ANALYSIS Comparable M&A Transaction Analysis Summary - EBITDA ($ in millions, except per share data) ________________________ Note: Comparable M&A Transactions Analysis resulted in a range of EBITDA multiples between 4.5x to 4.6x.

A discounted cash flow analysis ("DCF") estimates the value of a company that is equal to the present value of its future free cash flows plus the present value of its terminal value. A DCF valuation focuses on the future effects of existing business strategies on cash flows and deals specifically with a number of key factors, including revenue growth, profitability, reinvestment in fixed assets and working capital and the payment of all debt. In order to derive the discount rate used in the DCF, we calculated the Company's weighted average cost of capital ("WACC"). WACC is the calculation of a firm's cost of capital that is determined by weighting each category of capital proportionately then adding them together. Included in the WACC calculation are all capital sources including: common stock, preferred stock, bonds, and any other long term debt. D. DISCOUNTED CASH FLOW ANALYSIS

D. DISCOUNTED CASH FLOW ANALYSIS

($ in millions) D. DISCOUNTED CASH FLOW ANALYSIS ($ in millions)

Net Present Value Analysis Summary ($ in millions) D. DISCOUNTED CASH FLOW ANALYSIS

D. DISCOUNTED CASH FLOW ANALYSIS Sensitivity Analysis Summary ($ in millions)

D. DISCOUNTED CASH FLOW ANALYSIS Discounted Cash Flow Analysis Summary ($ in millions, except per share data) ________________________ Note: Data relies on Company projections. Discounted Cash Flow Analysis included, without limitation the following assumptions: (a) range of discount rates from 13.5% to 14.5% and (b) range of EBITDA multiples of 4.25x to 4.75x.

A leveraged buyout analysis ("LBO") is a means of establishing the value of a company assuming that it was purchased by a financial buyer. An LBO analysis assumes the acquisition or recapitalization of a company financed primarily by incurring debt that is serviced by the post-LBO operating cash flow of the company. We utilized the LBO analysis to estimate the value of Project Tigers. We assumed the Company was acquired by a financial buyer whose target internal rate of return ("IRR") was between 30%-35% per annum and maintains a five-year investment horizon. E. LEVERAGED BUYOUT ANALYSIS

E. LEVERAGED BUYOUT ANALYSIS Sources and Uses and Transaction Multiples Summaries ($ in millions) ________________________ Note: Leveraged Buyout Analysis assumes: (a) acquiror requires an IRR between 30-35% and (b) acquires 40% of the fully diluted shares outstanding which are not already held by the Investor Group.

E. LEVERAGED BUYOUT ANALYSIS Financial and Leverage Assumptions and Return Summaries ($ in millions)

Leveraged Buyout Analysis Summary ($ in millions, except per share data) ________________________ Note: Data relies on Company projections. Leveraged Buyout Analysis included, without limitation the following assumptions (a) minimum return to financial sponsor of 20.0%; (b) range of EBITDA multiples of 4.0x to 5.0x; and (c) total debt to EBITDA not to exceed 3.1x. E. LEVERAGED BUYOUT ANALYSIS

A comparable going private transactions analysis is a means of estimating the appropriate range of premiums to Project Tigers' common stock price that shareholders should receive in a going private transaction. We utilized the comparable going private transactions analysis to value Project Tigers' equity. F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 with Premia between 0% - 100%) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 with Premia between 0% - 100%) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 with Premia between 0% - 100%) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 with Premia between 0% - 100%) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 in which a minority interest was acquired) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 in which a minority interest was acquired) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 with Revenue less than $250 million in which a minority interest was acquired) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS Comparable Going Private Premiums Paid Implied Valuation (Includes Completed Going Private transactions, January 2001 to July 2004 with Premia between 0% - 100% in which a minority interest was acquired) ($ in millions) ________________________ Note: Source: SDC, Bloomberg LP and company filings.

Premium Paid Analysis Summary ($ in millions, except per share data) F. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS ________________________ Note: Premium Paid Analysis based on: (a) a one month, one week and one day comparable going private premiums paid and (b) volume weighted average common stock price for the Company over a one month, one week and one day period ending December 31, 2003, the day the proposed merger was announced.

One Week Relative Stock Performance ADDENDA A - Analysis of Project Tigers' Relative Stock Performance ________________________ Note: Source: FactSet.

ADDENDA A - Analysis of Project Tigers' Relative Stock Performance One Month Relative Stock Performance ________________________ Note: Source: FactSet.

ADDENDA A - Analysis of Project Tigers' Relative Stock Performance Three Months Relative Stock Performance ________________________ Note: Source: FactSet.

ADDENDA A - Analysis of Project Tigers' Relative Stock Performance Six Months Relative Stock Performance ________________________ Note: Source: FactSet.

ADDENDA A - Analysis of Project Tigers' Relative Stock Performance One Year Relative Stock Performance ________________________ Note: Source: FactSet.

ADDENDA B - Analysis of Risk Free Rate Risk Free Rate Analysis ________________________ Note: Source: Bloomberg LP.

ADDENDA C - Analysis of Project Tigers' Beta and Trading Volume Project Tigers' Historical Average Beta and Daily Trading Volume (Average data as of July 7, 2004) ________________________ Note: Source: Bloomberg LP.

ADDENDA C - Analysis of Project Tigers' Beta and Trading Volume Comparable Company Average Beta and Daily Trading Volume (Average data as of July 7, 2004) ________________________ Note: Source: Bloomberg LP. Includes: CLDN, CVTI, FFEX, MRTN, PTSI, SMXC, TCAM, USAK, and XPRSA

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , First Call, and Legg Mason Research estimates. Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest. Legg Mason estimates for those rated and First Call mean estimates for unrated securities. 2004E P/E divided by First Call mean 3-5 year growth rate. Excludes non-recurring items. Calculations may vary due to rounding.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , First Call, and Legg Mason Research estimates. Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest. Legg Mason estimates for those rated and First Call mean estimates for unrated securities. 2004E P/E divided by First Call mean 3-5 year growth rate. Excludes non-recurring items. Calculations may vary due to rounding.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , First Call, and Legg Mason Research estimates. Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest. Legg Mason estimates for those rated and First Call mean estimates for unrated securities. 2004E P/E divided by First Call mean 3-5 year growth rate. Excludes non-recurring items. Calculations may vary due to rounding.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , First Call, and Legg Mason Research estimates. TTM = "Trailing Twelve Months". Excludes non-recurring items. Legg Mason estimates for those rated and First Call mean estimates for unrated securities. First Call mean 3-5 year growth estimates. Capital Expenditures, net of sales. Free Cash Flow=Cash Flow from Operating Activities - Capital Expenditures, net of sales.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , First Call, and Legg Mason Research estimates. TTM = "Trailing Twelve Months". Excludes non-recurring items. Legg Mason estimates for those rated and First Call mean estimates for unrated securities. First Call mean 3-5 year growth estimates. Capital Expenditures, net of sales. Free Cash Flow=Cash Flow from Operating Activities - Capital Expenditures, net of sales.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , First Call, and Legg Mason Research estimates. TTM = "Trailing Twelve Months". Excludes non-recurring items. Legg Mason estimates for those rated and First Call mean estimates for unrated securities. First Call mean 3-5 year growth estimates. Capital Expenditures, net of sales. Free Cash Flow=Cash Flow from Operating Activities - Capital Expenditures, net of sales.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , Bloomberg, and Legg Mason Research estimates. Capitalization of off-balance sheet leases utilizes S&P methodology.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , Bloomberg, and Legg Mason Research estimates. Capitalization of off-balance sheet leases utilizes S&P methodology.

ADDENDA D - Legg Mason Transportation Comparable Companies ________________________ Notes: Source: Company data , Bloomberg, and Legg Mason Research estimates. Capitalization of off-balance sheet leases utilizes S&P methodology.

Legg Mason Wood Walker Incorporated Valuation Findings as Presented to the Special Committee of the Board of Directors of Project Tigers July 8, 2004 Confidential- not for duplication.

TABLE OF CONTENTS Introduction Legg Mason's Engagement Overview of Project Tigers Valuation Analysis Summary Analysis Comparable Public Company Analysis Comparable M&A Transactions Analysis Discounted Cash Flow Analysis Leveraged Buyout Analysis Comparable Going Private Transaction Analysis Addenda Analysis of Project Tigers' Relative Stock Performance Analysis of Risk Free Rate Analysis of Project Tigers' Beta and Trading Volume Legg Mason Transportation Comparable Companies